UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1−K/A

ANNUAL REPORT PURSUANT TO REGULATION A

OF THE SECURITIES ACT OF 1933

For the fiscal year ended December 31, 2022

StartEngine Collectibles Fund I LLC
(Exact name of issuer as specified in its charter)

Delaware	861349881
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4100 West Alameda Avenue, Suite 300 Burbank, California 91505
(Full mailing address of principal executive offices)

1-800-317-2200
(Issuer’s telephone number, including area code)

Series Wine #2020PAVIE, Series Wine #2020CHBL, Series Wine #2020AUSO, Series Wine #2020ANGE, Series Wine #2020CERT, Series Wine  #2005LPIN, Series Wine #2015HBRI, Series Wine #2000EGLC, Series Wine #2016CHAM, Series Wine #2016BONMA, Series Wine #2016MUSIG, Series Wine #2009PETRUS, Series Wine #2010PETRUS, Series Art #WARHOLMARILYN, Series Sports #JORDANROOKIE, Series Sports #JAMESREFRACTOR, Series Art #INDIANALOVE, Series Art #HIRSTDOTS, Series Sports #JACKIEROOKIE, Series Comics #BATMAN, Series Wine #2012CRISTAL, Series Wine #2008DOMP, Series Wine #2012DOMP, Series Wine #2006DOMP, Series Wine #2015ROMANEE, Series Wine #2011CRIOTS, Series Art #BANKSYLAUGH, Series Comics #SUPERMAN, Series Watch #SCHWARZENEGGER, Series Watch #ROLEX 6265, Series Watch #PEPSI, Series Art #PICASSO, Series Art #DALI, Series Comics #HULK181, Series Wine #CORTON CHARLEMAGNE 2015, Series Wine #2020HAUT, Series Wine #BORDEAUXCOLLECTION

(Title of each class of securities issued pursuant to Regulation A*)

*In addition, to series with issued shares, includes all open series including ones where no shares have been issued to date.

EXPLANATORY NOTE

The company amended Item 7 of its Form 1-K to reflect formatting and other changes its financial statements. The Form 1-K can be found HERE.

ITEM 7.  FINANCIAL STATEMENTS

STARTENGINE COLLECTIBLES FUND I LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2022

INDEPENDENT AUDITORS’ REPORT

To the Members of StartEngine Collectibles Fund I LLC

We have audited the accompanying financial statements of StartEngine Collectibles Fund I LLC (the “Company”), which comprise the balance sheet as of December 31, 2022 and 2021, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements").

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of StartEngine Collectibles Fund I LLC as of December 31, 2022 and 2021 and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses and has no working capital, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S BF Borgers CPA PC

BF Borgers CPA PC

Lakewood, CO

April 11, 2023

STARTENGINE COLLECTIBLES FUND I LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2022 and DECEMBER 31, 2021

	December 31, 2022
	Series Wine #2020PAVIE	Series Wine #2020CHBL	Series Wine #2020AUSO	Series Wine #2020ANGE	Series Wine #2020CERT
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents
Prepaid Expenses	$-	$-	$-	$-	$-
TOTAL CURRENT ASSETS	$-	$-	$-	$-	$-

LONG TERM ASSETS
Deferred Offering Costs	$-	$-	$-	$-	$-
Investments	$22,990	$11,580	$29,310	$15,270	$11,500
TOTAL LONG TERM ASSETS	$22,990	$11,580	$29,310	$15,270	$11,500

TOTAL ASSETS	$22,990	$11,580	$29,310	$15,270	$11,500

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Due to Members	$-	$-	$-	$-	$-
TOTAL CURRENT LIABILITIES	$-	$-	$-	$-	$-
TOTAL LIABILITIES	$-	$-	$-	$-	$-

MEMBERS’ DEFICIT
Member Contrtibution	$22,990	$11,580	$29,310	$15,270	$11,500
Accumulated Deficit	$-	$-	$-	$-	$-
TOTAL MEMBERS’ DEFICIT	$22,990	$11,580	$29,310	$15,270	$11,500

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$22,990	$11,580	$29,310	$15,270	$11,500

See Accompanying Notes to the Financial Statements

	December 31, 2022
	Series Wine #2016CHAM	Series Sports #JAMESREFRACTOR	Series Wine #2015HBRI	Series Wine #2016BONMA	Series Wine #2016MUSIG
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents
Prepaid Expenses	$-	$-	$-	$-	$-
TOTAL CURRENT ASSETS	$-	$-	$-	$-	$-

LONG TERM ASSETS
Deferred Offering Costs	$-	$-
Investments	$5,160	146,880	41,380	28,970	21,230
TOTAL LONG TERM ASSETS	$5,160	$146,880	$41,380	$28,970	$21,230

TOTAL ASSETS	$5,160	$146,880	$41,380	$28,970	$21,230

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Due to Members	$-	$-	$-	$-	$-
TOTAL CURRENT LIABILITIES	$-	$-	$-	$-	$-
TOTAL LIABILITIES	$-	$-	$-	$-	$-

MEMBERS’ DEFICIT
Member Contrtibution	$5,160	146,880	41,380	28,970	21,230
Accumulated Deficit	$-	$-	$-	$-	$-
TOTAL MEMBERS’ DEFICIT	$5,160	$146,880	$41,380	$28,970	$21,230

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$5,160	$146,880	$41,380	$28,970	$21,230

See Accompanying Notes to the Financial Statements

	December 31, 2022
	Series Wine #2009PETRUS	Series Wine #2010PETRUS	Series Art #WARHOLMARILYN	Series Sports #JORDANROOKIE	Series Wine #2012CRISTAL
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents
Prepaid Expenses	$-	$-	$-	$-	$-
TOTAL CURRENT ASSETS	$-	$-	$-	$-	$-

LONG TERM ASSETS
Deferred Offering Costs
Investments	59,360	59,530	302,400	432,000	11,950
TOTAL LONG TERM ASSETS	$59,360	$59,530	$302,400	$432,000	$11,950

TOTAL ASSETS	$59,360	$59,530	$302,400	$432,000	$11,950

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Due to Members	$-	$-	$-	$-	$-
TOTAL CURRENT LIABILITIES	$-	$-	$-	$-	$-
TOTAL LIABILITIES	$-	$-	$-	$-	$-

MEMBERS’ DEFICIT
Member Contrtibution	59,360	59,530	302,400	432,000	11,950
Accumulated Deficit	$-	$-	$-	$-	$-
TOTAL MEMBERS’ DEFICIT	$59,360	$59,530	$302,400	$432,000	$11,950

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$59,360	$59,530	$302,400	$432,000	$11,950

See Accompanying Notes to the Financial Statements

	December 31, 2022
	Series Wine #2008DOMP	Series Wine #2012DOMP	Series Wine #2006DOMP	Series Art #BANKSYLAUGH	Series Watch #ROLEX6265
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents
Prepaid Expenses	$-	$-	$-	$-	$-
TOTAL CURRENT ASSETS	$-	$-	$-	$-	$-

LONG TERM ASSETS
Deferred Offering Costs
Investments	19,040	14,720	16,230	155,400	84,000
TOTAL LONG TERM ASSETS	$19,040	$14,720	$16,230	$155,400	$84,000

TOTAL ASSETS	$19,040	$14,720	$16,230	$155,400	$84,000

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Due to Members	$-	$-	$-	$-	$-
TOTAL CURRENT LIABILITIES	$-	$-	$-	$-	$-
TOTAL LIABILITIES	$-	$-	$-	$-	$-

MEMBERS’ DEFICIT
Member Contrtibution	19,040	14,720	16,230	155,400	84,000
Accumulated Deficit	$-	$-	$-	$-	$-
TOTAL MEMBERS’ DEFICIT	$19,040	$14,720	$16,230	$155,400	$84,000

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$19,040	$14,720	$16,230	$155,400	$84,000

See Accompanying Notes to the Financial Statements

	December 31, 2022
	Series Watch #PEPSI	Unallocated	Consolidated
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents		-	-
Prepaid Expenses	$-	$-	$-
TOTAL CURRENT ASSETS	$-	$-	$-

LONG TERM ASSETS
Deferred Offering Costs		$100,610	$100,610
Investments	16,800	$-	$1,505,700
TOTAL LONG TERM ASSETS	$16,800	$100,610	$1,606,310

TOTAL ASSETS	$16,800	$100,610	$1,606,310

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Due to Members	$-	$180,610	$180,610
TOTAL CURRENT LIABILITIES	$-	$180,610	$180,610
TOTAL LIABILITIES	$-	$180,610	$180,610

MEMBERS’ DEFICIT
Member Contrtibution	16,800	$-	$1,505,700
Accumulated Deficit	$-	$(80,000)	$(80,000)
TOTAL MEMBERS’ DEFICIT	$16,800	$(80,000)	$1,425,700

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$16,800	$100,610	$1,606,310

See Accompanying Notes to the Financial Statements

	December 31, 2021
	Series Wine #2020PAVIE	Series Wine #2020CHBL
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents
Prepaid Expenses	$-	$-
TOTAL CURRENT ASSETS	$-	$-

LONG TERM ASSETS
Deferred Offering Costs	$-	$-
Investments	$22,990	$11,580
TOTAL LONG TERM ASSETS	$22,990	$11,580

TOTAL ASSETS	$22,990	$11,580

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Due to Members	$-	$-
TOTAL CURRENT LIABILITIES	$-	$-
TOTAL LIABILITIES	$-	$-

MEMBERS’ DEFICIT
Member Contrtibution	$22,990	$11,580
Accumulated Deficit	$-	$-
TOTAL MEMBERS’ DEFICIT	$22,990	$11,580

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$22,990	$11,580

See Accompanying Notes to the Financial Statements

	December 31, 2021
	Series Wine #2020AUSO	Series Wine #2020ANGE	Series Wine #2020CERT	Series Wine #2016CHAM	Series Sports #JAMESREFRACTOR
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents				-
Prepaid Expenses	$-	$-	$-	$-	$-
TOTAL CURRENT ASSETS	$-	$-	$-	$-	$-

LONG TERM ASSETS
Deferred Offering Costs	$-	$-	$-	$-	$-
Investments	$29,310	$15,270	$11,500	$-	-
TOTAL LONG TERM ASSETS	$29,310	$15,270	$11,500	$-	$-

TOTAL ASSETS	$29,310	$15,270	$11,500	$-	$-

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Due to Members	$-	$-	$-	$-	$-
TOTAL CURRENT LIABILITIES	$-	$-	$-	$-	$-
TOTAL LIABILITIES	$-	$-	$-	$-	$-

MEMBERS’ DEFICIT
Member Contrtibution	$29,310	$15,270	$11,500	$-	-
Accumulated Deficit	$-	$-	$-	$-	$-
TOTAL MEMBERS’ DEFICIT	$29,310	$15,270	$11,500	$-	$-

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$29,310	$15,270	$11,500	$-	$-

See Accompanying Notes to the Financial Statements

December 31, 2021
	Series Wine #2015HBRI	Series Wine #2016BONMA	Series Wine #2016MUSIG	Series Wine #2009PETRUS	Series Wine #2010PETRUS
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents
Prepaid Expenses	$-	$-	$-	$-	$-
TOTAL CURRENT ASSETS	$-	$-	$-	$-	$-

LONG TERM ASSETS
Deferred Offering Costs	$-	$-	$-	$-	$-
Investments	-	-	-	-	-
TOTAL LONG TERM ASSETS	$-	$-	$-	$-	$-

TOTAL ASSETS	$-	$-	$-	$-	$-

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Due to Members	$-	$-	$-	$-	$-
TOTAL CURRENT LIABILITIES	$-	$-	$-	$-	$-
TOTAL LIABILITIES	$-	$-	$-	$-	$-

MEMBERS’ DEFICIT
Member Contrtibution	-	-	-	-	-
Accumulated Deficit	$-	$-	$-	$-	$-
TOTAL MEMBERS’ DEFICIT	$-	$-	$-	$-	$-

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$-	$-	$-	$-	$-

See Accompanying Notes to the Financial Statements

December 31, 2021
	Series Art #WARHOLMARILYN	Series Sports #JORDANROOKIE	Series Wine #2012CRISTAL	Series Wine #2008DOMP	Series Wine #2012DOMP
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents
Prepaid Expenses	$-	$-	$-	$-	$-
TOTAL CURRENT ASSETS	$-	$-	$-	$-	$-

LONG TERM ASSETS
Deferred Offering Costs	$-	$-	$-	$-	$-
Investments	-	-	-	-	-
TOTAL LONG TERM ASSETS	$-	$-	$-	$-	$-

TOTAL ASSETS	$-	$-	$-	$-	$-

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Due to Members	$-	$-	$-	$-	$-
TOTAL CURRENT LIABILITIES	$-	$-	$-	$-	$-
TOTAL LIABILITIES	$-	$-	$-	$-	$-

MEMBERS’ DEFICIT
Member Contrtibution	-	-	-	-	-
Accumulated Deficit	$-	$-	$-	$-	$-
TOTAL MEMBERS’ DEFICIT	$-	$-	$-	$-	$-

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$-	$-	$-	$-	$-

See Accompanying Notes to the Financial Statements

	December 31, 2021
	Series Wine #2006DOMP	Series Art #BANKSYLAUGH	Series Watch #ROLEX6265	Series Watch #PEPSI	Unallocated
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents
Prepaid Expenses	$-	$-	$-	$-	$-
TOTAL CURRENT ASSETS	$-	$-	$-	$-	$-

LONG TERM ASSETS
Deferred Offering Costs	$-	$-	$-	$-	$100,610
Investments	-	-	-	-	$-
TOTAL LONG TERM ASSETS	$-	$-	$-	$-	$100,610

TOTAL ASSETS	$-	$-	$-	$-	$100,610

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Due to Members	$-	$-	$-	$-	$180,610
TOTAL CURRENT LIABILITIES	$-	$-	$-	$-	$180,610
TOTAL LIABILITIES	$-	$-	$-	$-	$180,610

MEMBERS’ DEFICIT
Member Contrtibution	-	-	-	-	$-
Accumulated Deficit	$-	$-	$-	$-	$(67,500)
TOTAL MEMBERS’ DEFICIT	$-	$-	$-	$-	$(67,500)

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$-	$-	$-	$-	$113,110

See Accompanying Notes to the Financial Statements

December 31, 2021
Consolidated
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	-
Prepaid Expenses	$-
TOTAL CURRENT ASSETS	$-

LONG TERM ASSETS
Deferred Offering Costs	$100,610
Investments	$90,650
TOTAL LONG TERM ASSETS	$191,260

TOTAL ASSETS	$191,260

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Due to Members	$180,610
TOTAL CURRENT LIABILITIES	$180,610
TOTAL LIABILITIES	$180,610

MEMBERS’ DEFICIT
Member Contrtibution	$90,650
Accumulated Deficit	$(67,500)
TOTAL MEMBERS’ DEFICIT	$23,150

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$203,760

See Accompanying Notes to the Financial Statements

STARTENGINE COLLECTIBLES FUND I LLC
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 2022, TO
DECEMBER 31, 2022

January 1, 2022 to December 31, 2022
	Series Wine #2020PAVIE	Series Wine #2020CHBL	Series Wine #2020AUSO	Series Wine #2020ANGE	Series Wine #2020CERT
Operating Income
Revenue	$-	$-	$-	$-	$-
Gross Profit	$-	$-	$-	$-	$-

Operating Expense
General and administrative	$-	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-	$-
Loss from Operations	$-	$-	$-	$-	$-

Net Loss	$-	$-	$-	$-	$-

See Accompanying Notes to the Financial Statements

January 1, 2022 to December 31, 2022
	Series Wine #2016CHAM	Series Sports #JAMESREFRACTOR	Series Wine #2015HBRI	Series Wine #2016BONMA	Series Wine #2016MUSIG
Operating Income
Revenue	$-	$-	$-	$-	$-
Gross Profit	$-	$-	$-	$-	$-

Operating Expense
General and administrative	$-	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-	$-
Loss from Operations	$-	$-	$-	$-	$-

Net Loss	$-	$-	$-	$-	$-

See Accompanying Notes to the Financial Statements

January 1, 2022 to December 31, 2022
	Series Wine #2009PETRUS	Series Wine #2010PETRUS	Series Art #WARHOLMARILYN	Series Sports #JORDANROOKIE	Series Wine #2012CRISTAL
Operating Income
Revenue	$-	$-	$-	$-	$-
Gross Profit	$-	$-	$-	$-	$-

Operating Expense
General and administrative	$-	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-	$-
Loss from Operations	$-	$-	$-	$-	$-

Net Loss	$-	$-	$-	$-	$-

See Accompanying Notes to the Financial Statements

January 1, 2022 to December 31, 2022
	Series Wine #2008DOMP	Series Wine #2012DOMP	Series Wine #2006DOMP	Series Art #BANKSYLAUGH	Series Watch #ROLEX6265
Operating Income
Revenue	$-	$-	$-	$-	$-
Gross Profit	$-	$-	$-	$-	$-

Operating Expense
General and administrative	$-	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-	$-
Loss from Operations	$-	$-	$-	$-	$-

Net Loss	$-	$-	$-	$-	$-

See Accompanying Notes to the Financial Statements

	January 1, 2022 to December 31, 2022
	Series Watch #PEPSI	Unallocated	Consolidated
Operating Income
Revenue	$-	$-	$-
Gross Profit	$-	$-	$-

Operating Expense
General and administrative	$-	$12,500	$12,500
Total Operating Expenses	$-	$12,500	$12,500
Loss from Operations	$-	$(12,500)	$(12,500)

Net Loss	$-	$(12,500)	$(12,500)

See Accompanying Notes to the Financial Statements

January 1, 2021 to December 31, 2021
	Series Wine #2020PAVIE	Series Wine #2020CHBL
Operating Income
Revenue	$-	$-
Gross Profit	$-	$-

Operating Expense
General and administrative	$-	$-
Total Operating Expenses	$-	$-
Loss from Operations	$-	$-

Net Loss	$-	$-

See Accompanying Notes to the Financial Statements

January 1, 2021 to December 31, 2021
	Series Wine #2020AUSO	Series Wine #2020ANGE	Series Wine #2020CERT	Series Wine #2016CHAM	Series Sports #JAMESREFRACTOR
Operating Income
Revenue	$-	$-	$-	$-	$-
Gross Profit	$-	$-	$-	$-	$-

Operating Expense
General and administrative	$-	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-	$-
Loss from Operations	$-	$-	$-	$-	$-

Net Loss	$-	$-	$-	$-	$-

See Accompanying Notes to the Financial Statements

January 1, 2021 to December 31, 2021
	Series Wine #2015HBRI	Series Wine #2016BONMA	Series Wine #2016MUSIG	Series Wine #2009PETRUS	Series Wine #2010PETRUS
Operating Income
Revenue	$-	$-	$-	$-	$-
Gross Profit	$-	$-	$-	$-	$-

Operating Expense
General and administrative	$-	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-	$-
Loss from Operations	$-	$-	$-	$-	$-

Net Loss	$-	$-	$-	$-	$-

See Accompanying Notes to the Financial Statements

January 1, 2021 to December 31, 2021
	Series Art #WARHOLMARILYN	Series Sports #JORDANROOKIE	Series Wine #2012CRISTAL	Series Wine #2008DOMP	Series Wine #2012DOMP
Operating Income
Revenue	$-	$-	$-	$-	$-
Gross Profit	$-	$-	$-	$-	$-

Operating Expense
General and administrative	$-	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-	$-
Loss from Operations	$-	$-	$-	$-	$-

Net Loss	$-	$-	$-	$-	$-

See Accompanying Notes to the Financial Statements

	January 1, 2021 to December 31, 2021
	Series Wine #2006DOMP	Series Art #BANKSYLAUGH	Series Watch #ROLEX6265	Series Watch #PEPSI	Unallocated
Operating Income
Revenue	$-	$-	$-	$-	$-
Gross Profit	$-	$-	$-	$-	$-

Operating Expense
General and administrative	$-	$-	$-	$-	$12,500
Total Operating Expenses	$-	$-	$-	$-	$12,500
Loss from Operations	$-	$-	$-	$-	$(12,500)

Net Loss	$-	$-	$-	$-	$(12,500)

See Accompanying Notes to the Financial Statements

January 1, 2021 to December 31, 2021
Consolidated
Operating Income
Revenue	$-
Gross Profit	$-

Operating Expense
General and administrative	$12,500
Total Operating Expenses	$12,500
Loss from Operations	$(12,500)

Net Loss	$(12,500)

See Accompanying Notes to the Financial Statements

STARTENGINE COLLECTIBLES FUND I LLC
CONSOLIDATED STATEMENT OF MEMBER’S EQUITY
FOR THE PERIOD FROM JANUARY 1, 2022, TO
DECEMBER 31, 2022

	Series Wine #2020PAVIE	Series Wine #2020CHBL	Series Wine #2020AUSO	Series Wine #2020ANGE	Series Wine #2020CERT
Balance, January 1, 2021	$-	$-	$-	$-	$-
Member Contributions	22,990	11,580	29,310	15,270	11,500
Accumulated Deficit	-	-	-	-	-
Net Loss	-	-	-	-	-
Balance, December 31, 2021	$22,990	$11,580	$29,310	$15,270	$11,500
Member Contributions	-	-	-	-	-
Accumulated Deficit	-	-	-	-	-
Net Loss	-	-	-	-	-
Balance, December 31, 2022	$22,990	$11,580	$29,310	$15,270	$11,500

See Accompanying Notes to the Financial Statements

	Series Wine #2016CHAM	Series Sports #JAMESREFRACTOR	Series Wine #2015HBRI	Series Wine #2016BONMA	Series Wine #2016MUSIG
Balance, January 1, 2021	-	-	-	-	-
Member Contributions	-	-	-	-	-
Accumulated Deficit	-	-	-	-	-
Net Loss	-	-	-	-	-
Balance, December 31, 2021	$-	$-	$-	$-	$-
Member Contributions	5,160	146,880	41,380	28,970	21,230
Accumulated Deficit		-	-	-	-
Net Loss		-	-	-	-
Balance, December 31, 2022	$5,160	$146,880	$41,380	$28,970	$21,230

See Accompanying Notes to the Financial Statements

	Series Wine #2009PETRUS	Series Wine #2010PETRUS	Series Art #WARHOLMARILYN	Series Sports #JORDANROOKIE	Series Wine #2012CRISTAL
Balance, January 1, 2021	-	-	-	-	-
Member Contributions	-	-	-	-	-
Accumulated Deficit	-	-	-	-	-
Net Loss	-	-	-	-	-
Balance, December 31, 2021	$-	$-	$-	$-	$-
Member Contributions	59,360	59,530	302,400	432,000	11,950
Accumulated Deficit	-	-	-	-	-
Net Loss	-	-	-	-	-
Balance, December 31, 2022	$59,360	$59,530	$302,400	$432,000	$11,950

See Accompanying Notes to the Financial Statements

	Series Wine #2008DOMP	Series Wine #2012DOMP	Series Wine #2006DOMP	Series Art #BANKSYLAUGH	Series Watch #ROLEX6265
Balance, January 1, 2021	-	-	-	-	-
Member Contributions	-	-	-	-	-
Accumulated Deficit	-	-	-	-	-
Net Loss	-	-	-	-	-
Balance, December 31, 2021	$-	$-	$-	$-	$-
Member Contributions	19,040	14,720	16,230	155,400	84,000
Accumulated Deficit	-	-	-	-	-
Net Loss	-	-	-	-	-
Balance, December 31, 2022	$19,040	$14,720	$16,230	$155,400	$84,000

See Accompanying Notes to the Financial Statements

	Series Watch #PEPSI	Unallocated	Consolidated
Balance, January 1, 2021	-	-	-
Member Contributions	-	-	-
Accumulated Deficit	-	-	-
Net Loss	-	-	-
Balance, December 31, 2021	$-	$(67,500)	$23,150
Member Contributions	16,800	-	1,415,050
Accumulated Deficit	-	-	-
Net Loss	-	(12,500)	(12,500)
Balance, December 31, 2022	$16,800	$(80,000)	$1,425,700

See Accompanying Notes to the Financial Statements

STARTENGINE COLLECTIBLES FUND I LLC
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM
JANUARY 1, 2022, TO
DECEMBER 31, 2022

January 1, 2022 to December 31, 2022
	Series Wine #2020PAVIE	Series Wine #2020CHBL	Series Wine #2020AUSO	Series Wine #2020ANGE	Series Wine #2020CERT
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$-	$-	$-	$-
Prepaid Expenses	-	-	-	-	-
Net Cash Flows Used In Operating Activities	-	-	-	-	-

Cash Flows From Investing Activities:
Investments	-	-	-	-	-
Net Cash Flows Provided By Investing Activities	-	-	-	-	-

Cash Flows From Financing Activities:
Due to Members	-	-	-	-	-
Deferred Offering Costs	-	-	-	-	-
Member Contrtibution	-	-	-	-	-
Net Cash Flows Provided By/(Used In) Financing Activities	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-
Net Increase (Decrease) In Cash	-	-	-	-	-
Cash at End of Period	$-	$-	$-	$-	$-

See Accompanying Notes to the Financial Statements

January 1, 2022 to December 31, 2022
	Series Wine #2016CHAM	Series Sports #JAMESREFRACTOR	Series Wine #2015HBRI	Series Wine #2016BONMA	Series Wine #2016MUSIG
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$-	$-	$-	$-
Prepaid Expenses	-	-	-	-	-
Net Cash Flows Used In Operating Activities	-	-	-	-	-

Cash Flows From Investing Activities:
Investments	(5,160)	(146,880)	(41,380)	(28,970)	(21,230)
Net Cash Flows Provided By Investing Activities	(5,160)	(146,880)	(41,380)	(28,970)	(21,230)

Cash Flows From Financing Activities:
Due to Members	-	-	-	-	-
Deferred Offering Costs	-	-	-	-	-
Member Contrtibution	5,160	146,880	41,380	28,970	21,230
Net Cash Flows Provided By/(Used In) Financing Activities	5,160	146,880	41,380	28,970	21,230

Cash at Beginning of Period	-	-	-	-	-
Net Increase (Decrease) In Cash	-	-	-	-	-
Cash at End of Period	$-	$-	$-	$-	$-

See Accompanying Notes to the Financial Statements

January 1, 2022 to December 31, 2022
	Series Wine #2009PETRUS	Series Wine #2010PETRUS	Series Art #WARHOLMARILYN	Series Sports #JORDANROOKIE	Series Wine #2012CRISTAL
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$-	$-	$-	$-
Prepaid Expenses	-	-	-	-	-
Net Cash Flows Used In Operating Activities	-	-	-	-	-

Cash Flows From Investing Activities:
Investments	(59,360)	(59,530)	(302,400)	(432,000)	(11,950)
Net Cash Flows Provided By Investing Activities	(59,360)	(59,530)	(302,400)	(432,000)	(11,950)

Cash Flows From Financing Activities:
Due to Members	-	-	-	-	-
Deferred Offering Costs	-	-	-	-	-
Member Contrtibution	59,360	59,530	302,400	432,000	11,950
Net Cash Flows Provided By/(Used In) Financing Activities	59,360	59,530	302,400	432,000	11,950

Cash at Beginning of Period	-	-	-	-	-
Net Increase (Decrease) In Cash	-	-	-	-	-
Cash at End of Period	$-	$-	$-	$-	$-

See Accompanying Notes to the Financial Statements

January 1, 2022 to December 31, 2022
	Series Wine #2008DOMP	Series Wine #2012DOMP	Series Wine #2006DOMP	Series Art #BANKSYLAUGH	Series Watch #ROLEX6265
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$-	$-	$-	$-
Prepaid Expenses	-	-	-	-	-
Net Cash Flows Used In Operating Activities	-	-	-	-	-

Cash Flows From Investing Activities:
Investments	(19,040)	(14,720)	(16,230)	(155,400)	(84,000)
Net Cash Flows Provided By Investing Activities	(19,040)	(14,720)	(16,230)	(155,400)	(84,000)

Cash Flows From Financing Activities:
Due to Members	-	-	-	-	-
Deferred Offering Costs	-	-	-	-	-
Member Contrtibution	19,040	14,720	16,230	155,400	84,000
Net Cash Flows Provided By/(Used In) Financing Activities	19,040	14,720	16,230	155,400	84,000

Cash at Beginning of Period	-	-	-	-	-
Net Increase (Decrease) In Cash	-	-	-	-	-
Cash at End of Period	$-	$-	$-	$-	$-

See Accompanying Notes to the Financial Statements

	January 1, 2022 to December 31, 2022
	Series Watch #PEPSI	Unallocated	Consolidated
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$(12,500)	$(12,500)
Prepaid Expenses	-	12,500	12,500
Net Cash Flows Used In Operating Activities	-	-	-

Cash Flows From Investing Activities:
Investments	(16,800)	-	(1,415,050)
Net Cash Flows Provided By Investing Activities	(16,800)	-	(1,415,050)

Cash Flows From Financing Activities:
Due to Members	-	-	-
Deferred Offering Costs	-	-	-
Member Contrtibution	16,800	-	1,415,050
Net Cash Flows Provided By/(Used In) Financing Activities	16,800	-	1,415,050

Cash at Beginning of Period	-	-	-
Net Increase (Decrease) In Cash	-	-	-
Cash at End of Period	$-	$-	$-

See Accompanying Notes to the Financial Statements

January 1, 2021 to December 31, 2021
	Series Wine #2020PAVIE	Series Wine #2020CHBL
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$-
Prepaid Expenses	-	-
Net Cash Flows Used In Operating Activities	-	-

Cash Flows From Investing Activities:
Investments	(22,990)	(11,580)
Net Cash Flows Provided By Investing Activities	(22,990)	(11,580)

Cash Flows From Financing Activities:
Due to Members	-	-
Deferred Offering Costs	-	-
Member Contrtibution	22,990	11,580
Net Cash Flows Provided By/(Used In) Financing Activities	22,990	11,580

Cash at Beginning of Period	-	-
Net Increase (Decrease) In Cash	-	-
Cash at End of Period	$-	$-

See Accompanying Notes to the Financial Statements

January 1, 2021 to December 31, 2021
	Series Wine #2020AUSO	Series Wine #2020ANGE	Series Wine #2020CERT	Series Wine #2016CHAM	Series Sports #JAMESREFRACTOR
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$-	$-	$-	$-
Prepaid Expenses	-	-	-	-	-
Net Cash Flows Used In Operating Activities	-	-	-	-	-

Cash Flows From Investing Activities:
Investments	(29,310)	(15,270)	(11,500)	-	-
Net Cash Flows Provided By Investing Activities	(29,310)	(15,270)	(11,500)	-	-

Cash Flows From Financing Activities:
Due to Members	-	-	-	-	-
Deferred Offering Costs	-	-	-	-	-
Member Contrtibution	29,310	15,270	11,500	-	-
Net Cash Flows Provided By/(Used In) Financing Activities	29,310	15,270	11,500	-	-

Cash at Beginning of Period	-	-	-	-	-
Net Increase (Decrease) In Cash	-	-	-	-	-
Cash at End of Period	$-	$-	$-	$-	$-

See Accompanying Notes to the Financial Statements

January 1, 2021 to December 31, 2021
	Series Wine #2015HBRI	Series Wine #2016BONMA	Series Wine #2016MUSIG	Series Wine #2009PETRUS	Series Wine #2010PETRUS
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$-	$-	$-	$-
Prepaid Expenses	-	-	-	-	-
Net Cash Flows Used In Operating Activities	-	-	-	-	-

Cash Flows From Investing Activities:
Investments	-	-	-	-	-
Net Cash Flows Provided By Investing Activities	-	-	-	-	-

Cash Flows From Financing Activities:
Due to Members	-	-	-	-	-
Deferred Offering Costs	-	-	-	-	-
Member Contrtibution	-	-	-	-	-
Net Cash Flows Provided By/(Used In) Financing Activities	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-
Net Increase (Decrease) In Cash	-	-	-	-	-
Cash at End of Period	$-	$-	$-	$-	$-

See Accompanying Notes to the Financial Statements

January 1, 2021 to December 31, 2021
	Series Art #WARHOLMARILYN	Series Sports #JORDANROOKIE	Series Wine #2012CRISTAL	Series Wine #2008DOMP	Series Wine #2012DOMP
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$-	$-	$-	$-
Prepaid Expenses	-	-	-	-	-
Net Cash Flows Used In Operating Activities	-	-	-	-	-

Cash Flows From Investing Activities:
Investments	-	-	-	-	-
Net Cash Flows Provided By Investing Activities	-	-	-	-	-

Cash Flows From Financing Activities:
Due to Members	-	-	-	-	-
Deferred Offering Costs	-	-	-	-	-
Member Contrtibution	-	-	-	-	-
Net Cash Flows Provided By/(Used In) Financing Activities	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-
Net Increase (Decrease) In Cash	-	-	-	-	-
Cash at End of Period	$-	$-	$-	$-	$-

See Accompanying Notes to the Financial Statements

	January 1, 2021 to December 31, 2021
	Series Wine #2006DOMP	Series Art #BANKSYLAUGH	Series Watch #ROLEX6265	Series Watch #PEPSI	Unallocated
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$-	$-	$-	$(12,500)
Prepaid Expenses	-	-	-	-	(12,500)
Net Cash Flows Used In Operating Activities	-	-	-	-	(25,000)

Cash Flows From Investing Activities:
Investments	-	-	-	-	-
Net Cash Flows Provided By Investing Activities	-	-	-	-	-

Cash Flows From Financing Activities:
Due to Members	-	-	-	-	85,610
Deferred Offering Costs	-	-	-	-	(60,610)
Member Contrtibution	-	-	-	-	-
Net Cash Flows Provided By/(Used In) Financing Activities	-	-	-	-	25,000

Cash at Beginning of Period	-	-	-	-	-
Net Increase (Decrease) In Cash	-	-	-	-	-
Cash at End of Period	$-	$-	$-	$-	$-

See Accompanying Notes to the Financial Statements

January 1, 2021 to December 31, 2021
Consolidated
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(12,500)
Prepaid Expenses	(12,500)
Net Cash Flows Used In Operating Activities	(25,000)

Cash Flows From Investing Activities:
Investments	(90,650)
Net Cash Flows Provided By Investing Activities	(90,650)

Cash Flows From Financing Activities:
Due to Members	85,610
Deferred Offering Costs	(60,610)
Member Contrtibution	90,650
Net Cash Flows Provided By/(Used In) Financing Activities	115,650

Cash at Beginning of Period	-
Net Increase (Decrease) In Cash	-
Cash at End of Period	$-

See Accompanying Notes to the Financial Statements

STARTENGINE COLLECTIBLES FUND I LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

StartEngine Collectibles Fund I LLC was formed on October 14, 2020 (“Inception”) in the State of Delaware. The financial statements of StartEngine Collectibles Fund I LLC, (which may be referred to as the "Company", "we," "us," or "our") are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s headquarters are in Burbank, California.

The purpose of the Company and, unless otherwise provided in the applicable Series Designation, shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a series limited liability company organized pursuant to the Delaware Act, (b) acquire, maintain and sell collectibles and other assets and, to exercise all of the rights and powers conferred upon the Company and each Series with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes.

The Managing Member of the Company, StartEngine Assets, LLC, may, at any time and from time to time cause the Company to establish in writing (each, a “Series Designation”) one or more series as such term is used under Section 18-215 of the Delaware Act (each a “Series”). The Series Designation shall relate solely to the Series established thereby and shall not be construed: (i) to affect the terms and conditions of any other Series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Shares associated with any other Series, or the Members associated therewith. The terms and conditions for each Series shall be as set forth in the operating agreement and the Series Designation, as applicable, for the Series.

Management Plans and Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. To date, the Company has incurred net losses and has no working capital. We will rely heavily on financing from both our Administrative Manager and proposed Asset Manager and have not been guaranteed funding from either party to ensure that we can continually meet our obligations. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern within one year after the date that the financial statements are issued.

During the next 12 months, we intend to fund the Company’s operations through revenues from operations, member contributions or advances, and security offerings. There are no assurances that we will be able to raise capital on terms acceptable to the Company. If the Company is unable to obtain enough additional capital, it may be required to reduce the scope of planned operations, which could harm the business financial condition and operating results. The financial statements do not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of expenses during the reporting periods. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1	- Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2	- Include other inputs that are directly or indirectly observable in the marketplace.

Level 3	- Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company will recognize revenue under the guidance of Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, the Company 1) identifies the contract with the customer 2) identifies the performance obligations in the contract 3) determines the transaction price, 4) determines if an allocation of that transaction price is required to the performance obligations in the contract, and 5) recognizes revenue when or as the companies satisfies a performance obligation. To date, the Company has not recognized any revenue from intended operations.

Income Taxes

As of December 31, 2022, the Company has elected to be taxed a C Corporation rather than a Limited Liability Company (LLC). Under these provisions, the Company will pay federal corporate income taxes on its taxable income. The Company will pay state franchise taxes. Each of the Series may elect to be taxed as a C corporation and as such will be subject to income tax at the Series level. The Company is subject to U.S. federal, state, and local income tax examinations by tax authorities for all periods since Inception. The Company currently does not have any ongoing tax examination.

Risks and Uncertainties

The Company’s operations are subject to compliance with new laws and regulations. Significant changes to regulations governing the way the Company derives revenues could impact the company negatively. Technological and advancements and updates as well as maintaining compliance standards are required to maintain the Company’s operations.

Concentration of Credit Risk

The Company will maintain its cash with a major financial institution located in the United States of America which it believes to be credit worthy.  Balances are insured by the Federal Deposit Insurance Corporation up to $250,000.  At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

The Financial Accounting Standards Board issues Accounting Standards Updates (“ASU”) to amend the authoritative literature in Accounting Standards Codification. Management believes that those issued to date are either already included in the Company’s accounting or (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statements.

NOTE 3 – DUE TO RELATED PARTIES

For the Series established in 2021 and 2022, the Administrative Manager has chosen not to allocate costs to each Series.

In the normal course of business, the Series have and will acquire Underlying Assets from the Manager in exchange for cash or promissory notes, which may or may not be interest bearing.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

The Company’s Administrative Manager intends to establish other companies that intend to raise funds and operate under their intended business plan. Although there are no transactions with related entities other than described above, the Administrative Manager is able to influence the Company’s operations for the benefit of other companies under its control.

Economic Dependency

The Company is dependent on its Administrative Manager and proposed Asset Manager to provide certain services that are essential to the Company, including operational decisions, security offerings, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon the Administrative and proposed Asset Manager and their affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

We are currently not involved with or know of any pending or threatening litigation against the Company or any of its officers.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after December 31, 2022 through April 11, 2023. There have been no events or transactions during this time which would have a material effect on these financial statements.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Form 1-K/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2023.

STARTENGINE COLLECTIBLES FUND I LLC
By:	StartEngine Assets LLC, its Managing Member

By:	/s/ Johanna Cronin
Johanna Cronin Manager

This Form 1-K has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE		TITLE	DATE

StartEngine Assets LLC

By:	/s/ Johanna Cronin	Principal Executive Officer and Principal Financial	September 25, 2023
Name: Johanna Cronin		and Accounting Officer
Title: Manager

47